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                                    FORM OF
                    ALTERNATIVE DISPUTE RESOLUTION AGREEMENT

          ALTERNATIVE DISPUTE RESOLUTION AGREEMENT (the "Agreement") dated as of , 1996, by and between Consolidated Freightways Corporation, a
Delaware corporation (the "Company"), and Consolidated Freightways, Inc., a Delaware corporation ("CFI").

                                    RECITALS

          This Agreement is made pursuant to the Distribution Agreement
("Distribution Agreement") dated as of                 , 1996 between the
Company and CFI. Each term used herein which is defined in the Distribution Agreement shall have the same meaning when used herein as it is given in the Distribution Agreement.

          The Company and CFI have determined that it is necessary and desirable to agree on the procedures described in this Agreement as the sole and exclusive method for them to resolve any and all disputes which have arisen prior to the distribution (the "Distribution") to the shareholders of CFI of the shares of the Company or which may from time to time arise under the Transaction Documents (as herein defined), and claims which either party may have from time to time against the other as a result of the Transaction Documents or in any way related to the Distribution whether such disputes or claims are based on a breach of one party or its obligations under the Transaction Documents or disagreement between the parties as to the meaning or application of the Transaction Documents or in any manner related to or arising out of the Distribution (any such dispute or claim, a "Dispute").

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

          As used in this Agreement, the following terms shall have the following meaning (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          AMOUNT IN CONTROVERSY: the monetary value of any Dispute plus the monetary value of any future Dispute which could reasonably arise under the provision at issue.

          CPR:  the Center for Public Resources, Inc.

          CPR REGIONAL OFFICE: the office of the CPR located closest to Palo Alto, California, or such other office of the CPR as the parties hereto may agree.




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          DEMAND:  a written demand for arbitration under Article IV of this
Agreement which shall contain a statement setting forth the nature of the Dispute, the Amount in Controversy and such other information as may be required under the CPR Rules for Non-Administered Arbitration of Business Disputes as in effect from time to time (the "Arbitration Rules").

          DISPUTE:  as defined in the recitals to this Agreement.

          REQUEST: a written request for mediation under Article III of this Agreement which shall contain a brief statement of the nature of the Dispute and such other information as may be required under the then current CPR Model Procedure for Mediation of Business Disputes (the "Mediation Rules").

          TRANSACTION DOCUMENTS: the Distribution Agreement, the Other Agreements and the other agreements referred to in Section 3.4 of the Distribution Agreement.

                                   ARTICLE II

                             RESOLUTION OF DISPUTES

          All Disputes which cannot be resolved by the parties through good faith negotiation and consultation within sixty (60) days after either party shall have notified the other of such Dispute shall first be submitted to mediation pursuant to Article III hereof and the Mediation Rules and such other rules of procedure as the parties may agree; provided that, in the event of a conflict between Article III and the Mediation Rules, Article III shall govern. If a Dispute cannot be resolved through mediation, then such Dispute shall be submitted to binding arbitration pursuant to Article IV hereof and the Arbi-tration Rules and such other rules of procedure as the parties may agree; provided that, in the event of a conflict between Article IV and the Arbitration Rules, Article IV shall govern.

                                   ARTICLE III

                                    MEDIATION

          Section 3.1 REQUEST FOR MEDIATION. Either party to a Dispute may initiate mediation by filing a Request (along with any copies thereof that may be required under the Mediation Rules) and a copy of this Agreement with the CPR Regional Office and by delivering a copy of the Request to the other party.


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          Section 3.2  APPOINTMENT OF MEDIATOR.  Unless the parties otherwise agree in writing, the CPR shall appoint a single mediator from the CPR Panel of Neutrals.

          Section 3.3 DATE, TIME AND PLACE. Unless the parties otherwise agree in writing, all mediation proceedings shall take place in Palo Alto, California. The date, time and place of each mediation session shall be determined by agreement of the parties or, if the parties cannot agree within a reasonable period of time, by the mediator; provided that the first such session shall be held within fifteen (15) days of the date on which the mediator is appointed.

          Section 3.4 TERMINATION. The mediation proceedings shall be terminated upon the happening of any of the following: (i) by execution of a settlement agreement by the parties; (ii) by written declaration of the mediator that further efforts at mediation are no longer worthwhile; or (iii) by written declaration of one or both parties that the mediation proceedings are terminated. A written declaration hereunder shall not terminate the mediation proceedings until notice thereof has been given to the parties, or to the other party, as appropriate, in accordance with Section 5.4 hereof.

                                   ARTICLE IV

                                   ARBITRATION

          Section 4.1 INITIATING ARBITRATION. Either party to a Dispute that has not been settled or resolved through mediation may initiate arbitration by filing a Demand and a copy of this Agreement (along with any copies thereof that may be required under the Arbitration Rules) with the CPR Regional Office within sixty (60) business days following the termination of the mediation proceedings and by delivering a copy of the Demand to the other party. Failure to file a Demand within such period shall constitute an absolute bar to the institution of any proceedings with respect to such Dispute and a waiver of all claims related thereto.

          Section 4.2 APPOINTMENT OF ARBITRATORS. Unless the parties otherwise agree in writing, a Dispute subject to this Article IV shall be heard by a panel of three (3) arbitrators who shall be appointed according to the procedure contemplated by Rule 6 of the Arbitration Rules.

          Section 4.3 ABSENCE OF CONFLICTS. No person shall serve as an arbitrator in any Dispute in which the person has any financial or personal interest, except by the written consent of both parties.


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          Section 4.4  DATE, TIME AND PLACE.  Unless the parties otherwise agree in writing, all arbitration proceedings shall take place in Palo Alto, California. The date, time and place of each hearing shall be determined by agreement of the parties or, if the parties cannot agree within a reasonable period of time, by the arbitration panel or sole arbitrator (each an "Arbitra-tor"), as appropriate. The first such hearing shall be held as soon as practicable following appointment of the Arbitrator(s), but in no event more than one (1) year after such appointment. Each arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof.

          Section 4.5 AWARD. The Arbitrator(s) may grant any remedy or relief that the Arbitrator(s) deem just and equitable including, but not limited to, injunctive relief, judgment interest, attorneys' fees and specific performance; PROVIDED, HOWEVER, that the Arbitrator(s) shall not be authorized to award punitive damages.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement and the Transaction Documents and other agreements and documents referred to therein shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          Section 5.2 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

          Section 5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

          Section 5.4 NOTICE. All notices and other communications required or permitted to be given or made under this Agreement shall, unless otherwise provided herein or in the applicable CPR rules, be in writing and shall be deemed to have been given (i) on the date of personal delivery, or (ii) provided such notice or communication is actually received by the party to which it is addressed in the ordinary course of delivery, on the date of (A) deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, (B) transmission by telegram, cable, telex or facsimile transmission, or (C) delivery to a nationally recognized overnight courier service, in each case addressed


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as set forth below, or to such other person, entity or address as either party shall designate by notice to the other in accordance herewith:

          To the Company:     Consolidated Freightways Corporation
                              175 Linfield Drive
                              Menlo Park, California 94025
                              Attention:  General Counsel

          To CFI:             Consolidated Freightways, Inc.
                              3240 Hillview Avenue
                              Palo Alto, CA  94204
                              Attention:  General Counsel

          Section 5.5 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          Section 5.6 ASSIGNMENT. Neither party may assign, by operation of law, merger or otherwise, license, sublicense or otherwise transfer any or all of its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other party.

          Section 5.7 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

          Section 5.8 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          Section 5.9 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements, and obligations set forth herein or arising hereunder to be performed by any Subsidiary of such party on and after the Distribution Date.

          Section 5.10 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, right or reimbursement or other right.


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          Section 5.11  TITLES AND HEADINGS.  Titles and headings to articles and sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 5.12 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unen-forceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.



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          THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE
ENFORCED BY THE PARTIES.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       CONSOLIDATED FREIGHTWAYS CORPORATION


                                       By:
                                            --------------------------
                                            Title:


                                       CONSOLIDATED FREIGHTWAYS, INC.



                                       By:
                                            --------------------------
                                            Title:



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